Date of Purchase
Fund Name
SSC Fund Code
Money Manager
CUSIP
Issuer
Broker
Underwriter(s)
Affiliated Underwriter in the
Syndicate
Amount of Purchase ($)
Amount of Offering ($)
Purchase Price Net of Fees and
Expenses
Offering Price at Close of First
Business Day
Commission, Spread or Profit
11/18/10
Russell Tax-Managed U.S. Large Cap Fund
CHF1
J.P. Morgan Investment Management Inc.
37045V10
General Motors Company
Morgan Stanley
Morgan Stanley, J.P. Morgan, BoA Merrill
Lynch, Citi, Barclays Capital, Credit Suisse,
Deutsche Bank Securities, Goldman, Sachs & Co.,
RBC Capital Markets, Bradesco BBI, CIBC,
Commerzbank, BNY Mellon Capital Markets, LLC,
ICBC International, Itau BBA, Lloyds
TSB Corporate Markets, CICC,
Loop Capital Markets, The Williams
Capital Group, L.P.,
Soleil Securities Corporation
J.P. Morgan Securities, Inc.
$339,900
$15,774,000,000
$33.000
$34.190
0.25%
12/09/10
Russell Strategic Bond Fund
CH78
Goldman Sachs Asset Management, L.P.
53217VAE9
Life Technologies Corp
Banc of America Merrill Lynch
Banc of America Merrill Lynch,
Mitsubishi UFJ Securities USA Inc,
RBS Securities Corp, Citigroup Global
Markets Inc, DNB Nor Markets Inc,
Goldman Sachs & Co, JP Morgan Securities
Goldman, Sachs & Co.
$5,475,000
$400,000,000
$99.556
$99.556
0.80%
01/19/2011
CH78
Goldman Sachs Asset Management, L.P.
40414LAD1
HCP Inc.
UBS
Citigroup Global Markets Inc,
JP Morgan Securities,  Merrill Lynch
Pierce Fenner & Smith,  UBS Securities LLC,
Wells Fargo Securities LLC,  Citigroup
Global Markets Inc,  JP Morgan Securities ,
Merrill Lynch Pierce Fenner & Smith,
UBS Securities LLC,  Wells Fargo Securities
LLC,  Barclays Capital, Credit Agricole Securities
USA Inc, Credit Suisse Securities USA LLC,
Deutsche Bank Securities,  Morgan Stanley &
Co Inc, BNY Mellon Capital Markets LLC ,
KeyBanc Capital Markets, Moelis & Co,
PNC Capital Markets, RBS Securities Inc,
Scotia Capital Inc, Sun Trust Robinson Humphrey
Goldman, Sachs & Co.
$4,100,000
$1,200,000,000
$99.479
$99.479
0.650%
01/20/11
Russell Tax-Managed U.S. Large Cap Fund
CHF1
J.P. Morgan Investment Management Inc.
31677310
Fifth Third Bancrop
Deutsche Bank
J.P. Morgan; Deutsche Bank Securities;
Credit Suisse; Goldman, Sachs & Co.;
BofA Merrill Lynch; Citi; Keefe,
Bruyette & Woods; Aladdin Capital LLC;
Sandler O'Neill + Partners, L.P.
J.P. Morgan Securities, Inc.
$84,000
$1,700,000,008
$14.000
$14.220
$0.42
02/03/2011
CH78
Goldman Sachs Asset Management, L.P.
89378TAB9
Transnet Ltd
Barclays
Barclays Capital
Goldman, Sachs International
$4,250,000
$1,200,000,000
$99.443
$99.443
0.075%
03/03/11
Russell Tax-Managed U.S. Large Cap Fund
CHF1
J.P. Morgan Investment Management Inc.
59156R108
MetLife Inc.
Goldman Sachs and Co.
Goldman, Sachs & Co.; Citi; Credit Suisse;
BofA;  Merrill Lynch; Barclays Capital;
Deutsche Bank Securities;  J.P. Morgan;
Morgan Stanley; UBS Investment Bank;
Wells Fargo Securities; BNP PARIBAS;
HSBC; Mizuho Securities USA Inc.; Nomura;
Piper Jaffray; PNC Capital Markets LLC;
RBC Capital Markets; RBS; Scotia Capital;
SOCIETE GENERALE; SMBC Nikko; Cabrera Capital
Markets, LLC; CastleOak Securities, L.P.  ;
Guzman & Company; Lebenthal Capital Markets;
Loop Capital Markets; MFR Securities, Inc.;
M.R. Beal & Company; Ramirez & Co., Inc.;
Siebert Capital Markets; The Williams Capital
Group, L.P.; Toussaint Capital Partners, LLC;
Blaylock Robert Van, LLC
J.P. Morgan Securities, Inc.
$82,175
$6,349,520,044
$43.250
$45.250
$0.21625
03/07/2011
CH78
Goldman Sachs Asset Management, L.P.
25459HAY1
Direct TV Holdings
Morgan Stanley  "
Barclays Capital, Credit Suisse
Securities USA LLC, Morgan Stanley
& Co Inc, RBS Securities Inc, UBS
Securities LLC, BBVA Securities Inc,
Citigroup Global Markets Inc, Credit
Agricole Securities USA Inc,  Deutsche
Bank Securities Inc
Goldman Sachs & Co,
HSBC Securities, JP Morgan Securities,
Merrill Lynch Pierce Fenner & Smith
Mitsubishi
UFJ Securities USA Inc,  Mizuho Securities
USA Inc, Santander Investment Securities In
US
Bancorp Investments Inc
"
Goldman, Sachs & Co.
$4,375,000
$1,500,000,000
$99.811
$99.811
0.350%
03/22/2011
CH78
Goldman Sachs Asset Management, L.P.
638612AK7
Nationwide Financial Services
Morgan Stanley
JP Morgan, Morgan Stanley, Wells Fargo & Co.
Goldman, Sachs & Co.
$4,675,000
$600,000,000
$99.420
$99.420
0.450%
03/22/2011
CH78
Goldman Sachs Asset Management, L.P.
45824TAD7
Intelsat Jackson Holding
Barclays
Bank of America Merrill Lynch,
Barclays Capital, Credit Suisse,
Morgan Stanley, Deutsche Bank Securities Inc,
HSBC Securities, RBC Capital Markets,
UBS Securities
Goldman, Sachs & Co.
$3,659,000
$1,500,000,000
$100.000
$100.000
1.000%
3/30/2011
Russell Strategic Bond Fund
CH78
Goldman Sachs Asset Management, L.P.
105340AL7
Brandywine Operating Partners
Wells Fargo
Citigroup Global Markets Inc,
JP Morgan , Securities, Wells Fargo
Securities LLC, Barclays Capital,
BMO Capital Markets Corp, BNY
MellonCapital Markets LLC,
Comerica Securities, Commerz
Markets LLC, Deutsche Bank Securities Inc,
Janney Montgomery Scott, Morgan Keegan & Co,
PNC Capital Markets, RBC Capital Markets,
RBS Securities Inc, Santander Investment
Securities Inc, SunTrust Robinson Humphrey
Inc, TD Securities USA LLC, UBS Securities
LLC
Goldman, Sachs & Co.
$3,475,000
$325,000,000
$98.907
$98.907
0.625.%